Exhibit 21.1
GE HealthCare Technologies Inc.
Subsidiaries of Registrant

LEGAL ENTITY	STATE OR COUNTRY OF INCORPORATION OR ORGANIZATION
Beijing GE Hualun Medical Equipment Company Limited	China
BK Medical ApS	Denmark
BK Medical Australia Pty Ltd.	Australia
BK Medical Austria GmbH	Austria
BK Medical Benelux NV	Belgium
BK Medical France SAS	France
BK Medical Holding Company, Inc.	Delaware
BK Medical Italia S.r.l.	Italy
BK Medical Japan KK	Japan
bk medical Medizinische Systeme GmbH	Germany
BK Medical Schweiz GmbH	Switzerland
BK Medical Sweden AB	Sweden
BK Medical Technology Shanghai Co., Ltd.	China
BK Medical UK Limited	United Kingdom
BKM Holding Company, Inc.	Delaware
Critikon de Mexico, S. de R.L. de C.V.	Mexico
Datex-Ohmeda, Inc.	Delaware
DNH Medical Management, Inc.	California
FIFA Holdings LLC	Delaware
GE (China) Finance Leasing Co., Ltd.	China
GE BE Private Ltd*	India
GE Canada Leasing Services Company	Canada
GE Capital Equipment Finance Ltd	United Kingdom
GE Capital Irish PLZ Funding Co Unlimited Company	Ireland
GE Capital Services Pte Ltd	Singapore
GE Hangwei Medical Systems Co., Ltd.*	China
GE Healthcare (AB)	United Kingdom
GE Healthcare (Chengdu) Company Limited	China
GE Healthcare (China) Co., Ltd.	China
GE HEALTHCARE (NMP) LIMITED	United Kingdom
GE Healthcare (Pty) Ltd	South Africa
GE Healthcare (Shanghai) Co Ltd	China
GE Healthcare (Tianjin) Co., Ltd.	China
GE Healthcare A/S	Denmark
GE Healthcare AB	Sweden
GE Healthcare AG	Switzerland
GE Healthcare Algerie SARL	Algeria
GE Healthcare Argentina S.A.	Argentina
GE Healthcare AS	Norway
GE Healthcare Australia Holdings Pty Ltd	Australia
GE Healthcare Australia Pty Limited	Australia
GE Healthcare Austria GmbH	Austria
GE Healthcare Austria GmbH & Co OG	Austria
GE Healthcare B.V.	Netherlands
GE Healthcare Bangladesh Limited	Bangladesh
GE Healthcare Bio-Sciences Company	Canada
GE Healthcare Bio-Sciences, S.A.U.	Spain
GE Healthcare Buchler GmbH	Germany
GE Healthcare Buchler GmbH & Co. KG	Germany
GE Healthcare Bulgaria EOOD	Bulgaria

GE Healthcare BV	Belgium
GE Healthcare Canada Inc.	Canada
GE Healthcare Central America & Caribbean, S.R.L.	Panama
GE Healthcare Clinical Systems Norway AS	Norway
GE Healthcare Colombia SAS	Colombia
GE Healthcare Cote d'Ivoire SARL	Cote D'Ivoire (Ivory Coast)
GE Healthcare Danmark A/S	Denmark
GE Healthcare del Peru S.A.C.	Peru
GE Healthcare do Brasil Comercio e Servicos para Equipamentos Medico-Hospitalares Ltda.	Brazil
GE Healthcare Equipment Finance	France
GE Healthcare Estonia OU	Estonia
GE Healthcare Europe Holding B.V.	Netherlands
GE Healthcare Finland Oy	Finland
GE Healthcare Finnamore Limited	United Kingdom
GE Healthcare Funding Ireland Unlimited Company	Ireland
GE Healthcare FZE	United Arab Emirates
GE Healthcare Global Holdings, Inc.	Delaware
GE Healthcare Global Parts Company, Inc.	Delaware
GE Healthcare Global Private Limited	India
GE Healthcare GmbH	Germany
GE Healthcare Handels GmbH	Austria
GE Healthcare Holding AS	Norway
GE Healthcare Holding Germany GmbH	Germany
GE Healthcare Holding Norge AS	Norway
GE Healthcare Holding SAS	France
GE Healthcare Holdings Austria GmbH	Austria
GE Healthcare Holdings Inc	Delaware
GE Healthcare IITS LLC	Delaware
GE Healthcare IITS USA Corp.	Vermont
GE HealthCare Imaging Holding Inc.	Delaware
GE Healthcare Inc.	Delaware
GE Healthcare Information Technologies GmbH & Co. KG	Germany
GE Healthcare International LLC	Delaware
GE Healthcare Ireland Limited	Ireland
GE Healthcare IT Holdings, LLC	Delaware
GE Healthcare Italia Holding S.r.l.	Italy
GE Healthcare Italia S.r.l.	Italy
GE Healthcare IVD (Netherlands) B.V.	Netherlands
GE Healthcare Japan Corporation*	Japan
GE Healthcare Kenya Limited	Kenya
GE Healthcare Korea, Inc.	Korea, Republic Of (South)
GE Healthcare Limited	New Zealand
GE Healthcare Limited	United Kingdom
GE Healthcare Magyarorszag Kft.	Hungary
GE Healthcare Manufacturing LLC	Delaware
GE HealthCare Medical Technology LLC	Delaware
GE Healthcare NAHCO FZE	Nigeria
GE Healthcare Norge AS	Norway
GE Healthcare Norway Holding AS	Norway
GE Healthcare Oy	Finland
GE Healthcare Pakistan (Private) Limited	Pakistan
GE Healthcare Pension Trustee Limited	United Kingdom
GE Healthcare Pharma Limited	Japan
GE HEALTHCARE PHARMACEUTICAL, COMMERCIAL AND INDUSTRIAL SOCIETE ANONYME	Greece

GE Healthcare Pte Ltd	Singapore
GE Healthcare Puerto Rico Corp.	Puerto Rico
GE Healthcare SAS	France
GE Healthcare Sdn Bhd	Malaysia
GE Healthcare Srl	Italy
GE Healthcare Structured Projects (UK) Limited	United Kingdom
GE Healthcare Sverige AB	Sweden
GE Healthcare Systems Uganda - SMC Limited	Uganda
GE HealthCare Technologies Inc.	Delaware
GE Healthcare Trade and Development LLC	Delaware
GE Healthcare Treasury Services Unlimited Company	Ireland
GE Healthcare Tunisia SARL	Tunisia
GE Healthcare UK Limited	United Kingdom
GE Healthcare Ukraine LLC	Ukraine
GE Healthcare Unidad Central de Radiofarmacia de Galicia, S.L.*	Spain
GE Healthcare USA Holding LLC	Delaware
GE Healthcare Vietnam Company Ltd	Vietnam
GE HFS, LLC	Delaware
GE Holding France SAS	France
GE Holdings d.o.o. Belgrade	Serbia
GE Industrial Finance Germany GmbH	Germany
GE Industrial Finance UK Limited	United Kingdom
GE Industrial France	France
GE Industrial Services Italy S.r.l.	Italy
GE Medical for Trading Ltd	Egypt
GE Medical Holding AB	Sweden
GE Medical Systems (China) Co., Ltd.	China
GE Medical Systems (Schweiz) AG	Switzerland
GE Medical Systems (Thailand) Ltd.	Thailand
GE Medical Systems Ceska Republika S.R.O.	Czech Republic
GE Medical Systems Egypt LLC	Egypt
GE Medical Systems Hong Kong Limited	Hong Kong
GE Medical Systems Information Technologies GmbH	Germany
GE Medical Systems Information Technologies, Inc.	Wisconsin
GE Medical Systems Ireland Limited	Ireland
GE Medical Systems Israel Ltd	Israel
GE Medical Systems Italia SpA	Italy
GE Medical Systems Limited	United Kingdom
GE Medical Systems Monterrey-Mexico, S.A. de C.V.	Mexico
GE Medical Systems Polska Sp. z o.o.	Poland
GE Medical Systems Societe en Commandite Simple	France
GE Medical Systems South Africa (Pty) Ltd	South Africa
GE Medical Systems Sweden AB	Sweden
GE Medical Systems Taiwan Limited	Taiwan
GE Medical Systems Trade and Development (Shanghai) Co., Ltd.	China
GE Medical Systems Turkiye Limited Sirketi	Turkey
GE Medical Systems, L.L.C.	Delaware
GE Medical Systems, Ultrasound & Primary Care Diagnostics, LLC	Delaware
GE Medical Technologies Nigeria Ltd	Nigeria

GE Middle East Healthcare Services	Jordan
GE Parallel Design Inc.	Delaware
GE Precision Healthcare LLC	Delaware
GE Renewable Resources (Tianjin) Co., Ltd.	China
GE Sistemas Medicos de Mexico, SA de CV	Mexico
GE Ultrasound Korea Limited	Korea, Republic Of (South)
GE Ventures Investment (Hangzhou) Co., Ltd.	China
GE Ventures Investment Management (Hangzhou) Co., Ltd.	China
GE Vingmed Ultrasound A/S	Norway
GEA Caribbean Export L.L.C.	Delaware
GEMS PET Systems AB	Sweden
General Electric Healthcare Arabia Company Limited	Saudi Arabia
General Electric Healthcare Arabia Manufacturing Co. Ltd.	Saudi Arabia
General Electric Healthcare Espana, SA	Spain
General Electric Healthcare Lanka (Private) Limited	Sri Lanka
General Electric Healthcare Portugal, Sociedade Unipessoal, Lda	Portugal
General Electric International (Slovensko) S.R.O.	Slovakia
General Electric Kazakhstan Limited Liability Partnership	Kazakhstan
General Electric Medical Services Company	Saudi Arabia
General Electric Medical Systems Middle East Ltd	Egypt
General Electric Medical Systems Romania S.r.l.	Romania
Healthcare Property Nominee Company No 1 Limited	United Kingdom
Healthcare Property Nominee Company No 2 Limited	United Kingdom
IDX Systems Corporation	Vermont
Instrumentarium Holdings, Inc.	Delaware
Kiinteisto Oy Puustellintie 3	Finland
Kiinteisto Oy Teollisuuskatu 29	Finland
Limited Liability Company GE Healthcare	Russia
Limited Liability Company GE Healthcare Pharma	Russia
Medi-Physics, Inc.	Delaware
Monica Healthcare Limited	United Kingdom
Nihon Medi-Physics Co., Ltd.	Japan
OEC Medical Systems, Inc.	Delaware
One GE Healthcare UK	United Kingdom
OY GE Healthcare Bio-Sciences AB	Finland
Parallel Design SAS	France
PRECISION HEALTHCARE TREASURY APAC PTE. LTD.	Singapore
Prismatic Sensors AB	Sweden
PS Innovative Service AB	Sweden
PT GE Operations Indonesia	Indonesia
Research Circle Technology, Inc.	Delaware
SATIS - Radioisotopos e Proteccoes contra Sobretensoes Electricas, Lda	Portugal
Saudi American General Electric Company Limited	Saudi Arabia
Schleifring Medical Systems, LLC*	Delaware
Sound Technology, Inc.	Pennsylvania
The Radiochemical Centre GmbH	Germany
Ultrasonix Medical Corporation	Canada
Uppsala Imanet AB	Sweden
USA Instruments, Inc	Ohio
U-Systems, Inc.	Delaware
VersaMed Corporation	Delaware
VersaMed Medical Systems Ltd.	Israel
Whatman Asia Pacific Private Ltd.	Singapore
Whatman International Limited	United Kingdom
Whatman Limited	United Kingdom

Wipro GE Healthcare Private Limited*	India
Wipro GE Medical Device Manufacturing Private Limited	India
ZIONEXA SAS	France
Zionexa US Corporation	Delaware
"GE CA" LLC FC	Uzbekistan